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                                                                    Exhibit 10.8


                               LINKING AGREEMENT


THIS LINKING AGREEMENT made this 30th day of September, 1997, by and between EXCITE, INC., a corporation organized under the laws of California ("Excite") and CDNOW, INC., a corporation organized under the laws of Pennsylvania ("CDnow").

                                   RECITALS

WHEREAS, CDnow is a retailer of compact discs and other entertainment related products for sale through its Web service which is accessible through the URL www.cdnow.com (the "CDnow Site"); and

WHEREAS, Excite is the owner or licensee of certain Web services and other search and content areas (collectively, "WebCrawler"), which are accessible at the URL webcrawler.com; and

WHEREAS, CDnow desires that Excite integrate links from WebCrawler and certain other areas on WebCrawler to a co-branded version of CDnow's Site so that users of WebCrawler will have access to CDnow's Site through WebCrawler.

NOW, THEREFORE, the parties hereto for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby agree as follows:

1.  Definitions

"Above-the-Fold" shall mean situated within the portion of a page that is designed to be visible on a standard computer screen with a resolution of 640 pixels by 480 pixels without requiring the user to scroll horizontally or vertically through the page.

"Buyweb Link" shall mean a link, promoting CDnow's name/and or brand which will take WebCrawler users to designated pages on the Pages. Excite and CDnow will collaborate in good faith on the design, appearance and placement of all Buyweb Links. Excite shall have final approval over the "look and feel" of the Buyweb Links, which approval will not be unreasonably withheld or delayed.

"Carry-through Bar" shall mean a bar containing one or more of the Proprietary Features of each of the parties which connects the Pages to WebCrawler.

"Click-through" shall mean a user presence at the Pages which originated from WebCrawler, and which initiates a Session, which is defined as the delivery of any and all pages of the Pages to such user, where no two pages are delivered more than two hours apart.

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"Co-branded Pages" shall mean pages of CDnow's Site which a visitor from
WebCrawler will link to and which shall display certain Proprietary Features of both Excite and CDnow. The Co-branded Pages can only be viewed by a user who links to them directly from WebCrawler or through a stored URL (e.g. bookmark or similar technological storage mechanism). The Co-branded Pages will reside on CDnow's server(s).

"Competitive Advertising" is any link (which does not transfer to the Pages or CDnow's Site) and/or displayed message which promotes an entity which sells pre-recorded music, promotes the sale of pre-recorded music, or, in the case of a link, transfers to a page which promotes the sale of pre-recorded music or enables the user to purchase pre-recorded music, excepting simple listings in WebCrawler's standard search indices and "Guide" directory of Web sites.

"Guaranteed Impressions" shall have the meaning set forth in Paragraph 2(g).

"Home Page" shall mean the primary entranceway to WebCrawler for users.

"Impression" shall mean any Buyweb Link and/or banner advertisement.

"Intermediary Pages" shall mean any pages that WebCrawlers users are directed to prior to entering the Co-branded Pages and which shall display certain Proprietary Features of both Excite and CDnow. The Intermediary Pages will reside on CDnow's server(s).

"Keywords" are those words/phrases including, without limitation, music and movie related terms and names set forth on the list attached hereto as Exhibit A and made a part hereof which shall not exceed [XXX] words/phrases at any given time. CDnow may request in writing that Excite update Exhibit A as required, at least twice a month, or more often as reasonable, and Excite will not unreasonably withhold or delay approval and implementation of such request. Upon such approval, Exhibit A will be deemed by the parties to be so amended.

"Launch Date" shall mean the date on which Excite shall deliver [XXX] correctly functioning Impressions per day on WebCrawler in accordance with Paragraph 2(a). CDnow and Excite shall use their best efforts to develop and deliver as necessary to each other any and all URLs, URL formats (as applicable), content, and other materials necessary for Excite to make available the Impressions to WebCrawler users within three (3) weeks of the Effective Date. Subsequent to the delivery of such materials to Excite, Excite shall use its best efforts to make available the Impressions to WebCrawler users within three (3) weeks of such delivery.

"Pages" shall mean the Co-branded Pages and the Intermediary Pages.

"Page View" shall mean a WebCrawler user's viewing of any Included Page.


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"Promotion Schedule" shall mean a written term sheet signed by an authorized representative of each party pertaining to a promotion or special marketing event entered into by both parties and describing the obligations of each party with regard to such promotion or special marketing event.

"Proprietary Feature" shall mean any trademark, service mark, trade name, domain name, navigational element or design logo which is proprietary to Excite and/or CDnow.

"Term" shall have the meaning set forth in Paragraph 10.

2.   Integrated Links

          (a) Excite and CDnow will work in good faith to expand the number of opportunities generated by music and music related spaces for Impressions. Excite and CDnow will work together in good faith to identify and implement mutually agreeable Impressions throughout WebCrawler.

          (b) CDnow banner, button and/or link placement will include, but not be limited to, the following locations in WebCrawler at the following targeted delivery rates:

               (i) CDnow Buyweb Links as developed and mutually agreed upon will be featured in [XXX] rotation in the "Services" module of the WebCrawler Home Page (approximately [XXX] Impressions per month for the first year).

               (ii) Once every quarter, Excite will display CDnow Buyweb Links through [XXX] weeks of rotation in the "Promotion" module of the WebCrawler home page (approximately [XXX] Impressions per [XXX] week promotion for the first year). Excite and CDnow will mutually determine the timing and content of these promotional placements.

               (iii) Excite will implement the database of CDnow Keywords that will trigger the display of "Shortcuts" in WebCrawler Search results pages. These Shortcuts will contain mutually agreed upon, branded Buyweb Links that transfer WebCrawler users to the Pages (approximately [XXX] Impressions per month for the first year).

               (iv) CDnow will be the sole provider and sponsor of the Music Search functions within the Music Search sections of the Entertainment Channel (approximately [XXX] Impressions per month for the first year). "Music Search" will allow users to enter search terms into a text search box and search CDnow's inventory of music-related transaction opportunities and content.

               (v) CDnow Buyweb Links as mutually agreed upon will be featured in the "Services" module within the Entertainment Channel (approximately [XXX] Impressions per month for the first year).

               (vi) Excite will deliver targeted advertising banners on [XXX] of pages within the


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Entertainment Channel, the "Music" sections of the WebCrawler "Guide" directory of Web sites, the "Movies" sections of the WebCrawler "Guide" directory of Web sites, the News Channel's Entertainment pages and My Page's Entertainment area (approximately [XXX] Impressions per month for the first year).

               (vii) General rotation advertising banners will be implemented on a first-available basis to maximize impression guarantees and clickthrough targets (approximately [XXX] Impressions per months for the first year).

          It is understood that the targeted delivery rates are estimates, subject to programming opportunities mutually developed by the parties and growth of traffic over the course of each year of the Agreement.

          (c) More than one Impression may appear on a page on WebCrawler; however, not more than [XXX] Impressions per page will count towards delivery of the Guaranteed Impressions and, of these [XXX] Impressions, no more than [XXX] advertising banner will count as [XXX] of the [XXX] Impressions that counts towards delivery of the Guaranteed Impressions, and no more than [XXX] Buyweb Link will count as one of the [XXX] Impressions that counts towards delivery of the Guaranteed Impressions. In all events, Excite will make a good faith effort to avoid duplicate Impressions on a single page.

          d) Subject to the provisions of this Agreement, Excite will solely be responsible for the user interface and placement of the Buyweb Links and/or advertising banners on WebCrawler.

          e) Excite represents that it will place the Impressions on WebCrawler in a manner that is comparable to third party links that are of a similar nature and function to the Impressions on WebCrawler.

          f) Excite agrees that CDnow may vary the Impressions at least [XXX] per month with reasonable prior notice. The parties agree to cooperate with respect to testing the performance of the Impressions during the Term. Prior to implementing any modifications to the Impressions not requested by CDnow, Excite will consult with CDnow in good faith regarding such changes.

          g) Excite represents that it will deliver to users of WebCrawler a minimum of [XXX] Impressions during the first year of the Term and a minimum of [XXX] Impressions during the second year of the Term (the "Guaranteed Impressions"). In the event that Excite fails to deliver such Guaranteed Impressions during any quarter, Excite will "make good" the shortfall during the next quarter by providing CDnow with an equal number of "substitute" Impressions. Such "substitute" Impressions will be in addition to any Impressions otherwise intended to be delivered for such subsequent quarter. Such "substitute" Impressions will be delivered as standard advertising banners on pages of WebCrawler as reasonably available. In the event of a shortfall in Guaranteed Impressions as of the end of the first year of the Term, CDnow may exercise its options under


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Paragraph 10(b). In the event of a shortfall in Guaranteed Impressions as of the end of the second year of Term, Excite's obligations under this Section 2(g) shall extend beyond the end of such second year of the Term until the Guaranteed Impressions have been delivered.

          (h) Excite will provide CDnow with a weekly report listing the number of Impressions and the number of Click-throughs for each Buyweb Link and/or advertising banner on each Included Page.

3.  Linking Fees

          (a)  Setup Fee   CDnow will pay Excite [XXX] upon the execution of
this Agreement as compensation for Excite's costs of initiating access to WebCrawler, programming costs, set-up costs and other expenses associated with Excite's initiation of the links, placements, advertisements and promotions contemplated by this Agreement.

          (b) Exclusive Fee CDnow will pay Excite [XXX] per each year of the Term as compensation for being the exclusive music store sponsor of WebCrawler. The [XXX] for the first year of the Term shall be due upon the Launch Date, and the [XXX] for the second year of the Term shall be combined with the yearly fee for the second year of the Term and due in accordance with the schedule set forth in 3(c)(ii) below.

          (c)  Yearly Fees

                 (i) CDnow will pay Excite [XXX] on December 31, 1997 as compensation for on-going programming, links, placements, advertisements and promotions contemplated by the Agreement for the first year of the Term.

                 (ii) CDnow will pay Excite [XXX] as compensation for on-going programming, links, placements, advertisements and promotions contemplated by the Agreement for the second year of the Term, in accordance with the following schedule:


          Date                                                                          Payment
          ----                                                                          -------

          First day of the second year of the Term                                      [XXX]

          First day of the second quarter of the second year of the Term                [XXX]

          First day of the third quarter of the second year of the Term                 [XXX]

          The later of the first day of the fourth quarter of the second year of the
          Term or when all Guaranteed Impressions have been delivered                   [XXX]

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          (d)  Referral Fees

                 (i) In the first year of the Term, CDnow will pay Excite a referral fee of [XXX] per Click-through in excess of [XXX] Click-throughs. This payment will be due on the first anniversary of the Launch Date, and will be paid to Excite within thirty (30) days thereafter. With the payment, CDnow will provide to Excite documentation reasonably detailing the calculation of the payment.

                 (ii) In the second year of the Term, CDnow will pay Excite a referral fee of [XXX] per Click-through in excess of [XXX] Click-throughs. This payment will be due on the second anniversary of the Launch Date and will be paid to Excite within thirty (30) days thereafter. With the payment, CDnow will provide to Excite documentation reasonably detailing the calculation of the payment.

          (e) Delivery Shortfalls in the First Year of the Term In the event that Excite fails to deliver the Guaranteed Impressions during the first year of the Term, CDnow may withhold the [XXX] that would otherwise have been due on the first anniversary of the Launch Date until Excite shall make good the shortfall of the Guaranteed Impressions for the first year of the Term. If Excite fails to make good the shortfall within [XXX] following the first year end, and CDnow chooses to exercise its right to terminate in accordance with Paragraph 10(b), no payment shall be due for the second year of the Term. If Excite fails to make good the shortfall within [XXX] following the first year end, and CDnow chooses not to exercise its right to terminate in accordance with Paragraph 10(b), CDnow shall pay the [XXX] that would otherwise have been due on the first anniversary of the Launch Date.

          (f) Audit Rights; Under/Over Payments Each party shall maintain complete and accurate records in accordance with US Generally Accepted Accounting Principles (GAAP) for all transactions which are the subject of this Agreement for not less than (3) years after the last payment is due under this Agreement. A "big six" independent accounting firm retained by a party (the auditing party) shall have access to such records of the other party (the audited party), upon reasonable notice, for the purposes of audit during normal business hours, for so long as such records are required to be maintained. If such accounting firm determines that any additional payment is due the auditing party by the audited party and such payment is not the subject of a good faith dispute between the parties, then the audited party shall promptly make payment of such amount to the auditing party. If a party overpays the other party, the party that has made such overpayment shall be entitled to a credit against the next payment due to the other party in the amount of the overpayment, unless such overpayment is the subject of a good faith dispute between the parties or no further payments are due under this Agreement, in which case, the party that has received the overpayment will promptly refund to the other party the amount of the overpayment.

4. Exclusivity During the Term, Excite represents and warrants that (i) it shall not place any Competitive Advertising on WebCrawler; (ii) it will continue to expend at least the same amount

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of resources (e.g. budget, staff ) as it is currently committing as of the time of execution of this Agreement for both the pages in which the Impressions appear and WebCrawler generally; and (iii) it will not develop or promote any space on and/or linked from WebCrawler which functions in a similar manner to or provides the user with a similar experience as the Music spaces on WebCrawler, and which would contain any Competitive Advertising.

5. The Pages CDnow shall place a Carry-through Bar on the Pages which will allow the user to return to WebCrawler. CDnow and Excite shall mutually agree upon the overall design of the Carry-through Bar within the specifications provided by CDnow in the Carry-through Bar Specifications, attached hereto as Exhibit B and made a part hereof. Excite shall produce the Buyweb Links and Carry-through Bar and CDnow will supply Excite with all information, artwork, logos, trademarks and technology needed by Excite to produce such Buyweb Links and Carry-through Bar. In the event that CDnow shall be requested by Excite to produce the Buyweb Links, Carry-through Bar or other elements of the Pages, Excite will supply CDnow with all information, artwork, logos, trademarks and technology necessary, in a format specified by CDnow. Excite will supply CDnow with the URLs corresponding to the Carry-through Bar displayed on the Pages and CDnow will supply Excite with the URLs corresponding to the Buyweb Links displayed on WebCrawler.

6.   Promotions

          (a) Excite and CDnow shall make reasonable commercial efforts to develop, expand and improve the user's experience of the music spaces on WebCrawler, including the addition of listening booths, charts and other music-related content to the extent that CDnow is able to provide such enhancements that are "best of breed."

          (b) In addition, from time to time during the Term, the parties agree to discuss in good faith the possibility of promotional opportunities that may include the WebCrawler trademark and/or trade name, including, but not limited to, e-mail promotions such as e-mail gift certificates or coupons and the development of a content module for My Page. In the event that CDnow and Excite shall enter into any such special marketing and promotional activities together, the parties shall agree in advance in a Promotion Schedule as to the scope of such activities, use of either party's trademarks or other intellectual property and the amount of funds and/or other resources to be contributed to such activities by the parties. Any and all Promotion Schedules shall be appended to this Agreement.

7. Fulfillment CDnow shall have the sole right and responsibility for processing all orders through every aspect of the transaction, including receiving, filling, shipping and handling, collecting payment, tracking and transaction security. All orders for the products shall be placed by users directly with CDnow and shall be subject to acceptance by CDnow. All orders accepted shall be subject to the terms and conditions of CDnow's then current terms and conditions of sale. Such terms may be changed at any time, without notice to Excite. CDnow shall have no obligation to ship any orders unless payment in full is received in advance. Prices for the products shall be set solely by CDnow. CDnow reserves the right to change its prices at any time, without notice to Excite.


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8.   Staffing Each party agrees to provide staffing sufficient for such party to meet its obligations under this Agreement in a timely manner. Further, each party shall appoint a relationship manager who shall have responsibility for managing the day-to-day activities of the party under this Agreement.

9.   Ownership

          (a) Each party owns and shall retain all right, title and interest in its names, logos, trademarks and service marks, copyrights and proprietary technology including without limitation, those names, logos, trademarks and service marks, copyrights and proprietary technology currently used or any which may be developed in the future. Neither party shall copy, distribute, reproduce or use the other party's names, logos, trademarks and service marks, copyrights and proprietary technology except as expressly permitted under this Agreement. Upon notice from CDnow, Excite shall immediately terminate the use of any advertising materials using CDnow's name or logo. Upon notice from Excite, CDnow shall immediately terminate the use of any advertising materials using Excite's or the WebCrawler name or logo.

          (b) Neither party shall contest or impair, directly or indirectly, the other party's ownership of any of such other party's names, logos, trademarks and service marks, copyrights, Proprietary Features and proprietary technology, anywhere, nor the fact that the use of such names, logos, trademarks and service marks, copyrights, and proprietary technology by it will inure to the benefit of the other party. Neither party will assist others to contest or impair the same and each party hereby expressly acknowledges the other party's superior rights therein.

10. Term and Termination The term of this Agreement shall commence upon the Launch Date and shall continue for two (2) years thereafter ("Term"), unless terminated as set forth below:

          (a) This Agreement may be terminated at any time by either party: (i) immediately upon written notice if the other party becomes insolvent, files a petition in bankruptcy or makes an assignment for the benefit of its creditors; or (ii) thirty (30) days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect, which breach is not remedied within such 30-day period.

          (b) If Excite fails to deliver the Guaranteed Impressions during the first year of the Term, Excite will use commercially reasonable efforts to make good the shortfall. If Excite fails to make good the shortfall within [XXX] following the first year end, CDnow may terminate this Agreement in accordance with Paragraph 10(a)(ii) and Excite will refund the pro-rata amount of the first year linking fee for any remaining undelivered Guaranteed Impressions.

          (c) If CDnow fails to deliver a minimum referral fee of [XXX] in the first year of the Term, Excite may terminate this Agreement in accordance with Paragraph 10(a)(ii).


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          (d)  Upon the termination or expiration of this Agreement, each party will promptly (within ten (10) days) return all assets (digital, proprietary or otherwise) belonging to the other.

          (e)  Paragraphs 1, 2(g), 3(f), 9, 10(b), 10(d), 11, 12, 13 and 14
shall survive termination of this Agreement.

11.  Representations

          (a) Each party represents and warrants that it has, and will retain during the term hereof, all right, title and authority to enter into this Agreement, to grant the other party the rights and licenses herein granted and to perform all of its obligations under this Agreement.

          (b) CDnow represents and warrants that to the best of its knowledge any content provided by CDnow and displayed on CDnow's Site, the Pages or WebCrawler does not constitute defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This representation and warranty shall specifically not apply to content provided by third parties or visitors to the Pages, WebCrawler or CDnow's Site such as visitors who use chat rooms, bulletin boards, or other forums on such Sites which allow visitors to display material that is not within the control of CDnow.

          (c) Excite represents and warrants that to the best of its knowledge any content provided by Excite and displayed on the Pages, CDnow's Site or WebCrawler does not constitute defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This representation and warranty shall specifically not apply to content provided by third parties or by visitors to the Pages, WebCrawler or CDnow's Site such as visitors who use chat rooms, bulletin boards, or other forums on such Sites which allow visitors to display material that is not within the control of Excite.

12.  Indemnification

          (a) Each party shall indemnify, defend and hold harmless the other party and its affiliates, and its respective directors, officers, employees and agents, from and against any and all liability, claim, loss, damage, injury or expense (including reasonable attorneys' fees) brought by a third party, arising out of a breach, or alleged breach, of any of its representations, warranties or obligations herein.

          (b) CDnow shall indemnify, defend and hold harmless Excite and its affiliates, and their respective directors, officers, employees and agents, against any and all claims, actions, liabilities, losses, and expenses (including reasonable attorneys' fees) brought by a third party relating to or arising out of any claim that any content provided by CDnow and displayed on the Pages, CDnow's Site or WebCrawler constitutes a defamation or invasion of the right of privacy or publicity, or


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infringement of the copyright, trademark or other intellectual property right, of any third party. This indemnity shall specifically not apply to content provided by visitors to the Pages, CDnow's Site or WebCrawler such as visitors who use CDnow's chat rooms, bulletin boards, or other forums which allow visitors to display material that is not within the control of CDnow.

          (c) Excite shall indemnify, defend and hold harmless CDnow and its affiliates, and their respective directors, officers, employees and agents, against any and all claims, actions, liabilities, losses, and expenses (including reasonable attorneys' fees) brought by a third party relating to or arising out of any claim that any content provided by Excite and displayed on the Pages, CDnow's Site or WebCrawler constitutes a defamation or invasion of the right of privacy or publicity, or infringement of the copyright, trademark or other intellectual property right, of any third party. This indemnity shall specifically not apply to content provided by visitors to the Pages, WebCrawler or CDnow's Site such as visitors who use chat rooms, bulletin boards, or other forums on such Sites which allow visitors to display material that is not within the control of Excite.

          (d) The indemnified party shall promptly provide the indemnifying party with written notice of any claim which the indemnified party believes falls within the scope of this Paragraph; provided, however, that, except to the extent the indemnifying party is actually prejudiced by the indemnified party's failure to provide such prompt notice, such failure to provide prompt notice hereunder shall not limit the indemnified party's rights under this Paragraph. The indemnified party may, at its own expense, assist in the defense of any such claim if it so chooses, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim.

13.  Public Relations, Confidentiality

          (a) Neither party will make any announcements or statements to the public or create any written materials concerning the relationship between them without the prior written consent of the other, which is not to be unreasonably withheld or delayed. In no event shall either party or any content, products or services present on either party's Site disparage the other party or any of the other party's affiliates.

          (b) Neither party shall disclose directly or indirectly to any third party or any employee, agent or consultant of the party who does not have a need to know such information for the party to meet its obligations under this Agreement any of the confidential information of the other party without the prior, written consent of the other party, which consent the other party may decline to provide at its sole discretion. For purposes of this Agreement, "confidential information" will have the meaning it is given in the Confidentiality Agreement entered into between the parties, dated September 22, 1997 (which this Paragraph supplements but does not replace), but shall also mean all such information obtained as a result of the party's performance of this Agreement, including, without limitation, a party's business plans, product plans, performance data, usage data, financial information and customer lists.


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14.  Miscellaneous

          (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence or as a waiver of any other right, remedy, power or privilege.

          (b) Controlling Law This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, other than conflicting choice-of-law provisions.

          (c) Notices All notices, requests, demands, and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when sent by overnight courier or United States registered mail, return receipt requested, postage prepaid, addressed as set forth below:

          (i)  If to CDnow:                (ii)  If to Excite:

               CDnow, Inc.                       Excite, Inc.
               Jenkins Court, Suite 300          555 Broadway
               610 Old York Road                 Redwood City, CA 94063
               Jenkintown, PA  19046             Attn: President/CEO
               Attn: General Counsel

In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in the manner set forth herein.

          (d) Provisions Separable The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (e) Entire Agreement The terms and conditions of this Agreement represent the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, other than the Confidentiality Agreement entered into by the parties and dated September 22, 1997 which shall remain in effect and the terms of which

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

shall be and are hereby incorporated herein and attached hereto as Exhibit C. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by both parties.

          (f) Paragraph Headings The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          (g) Telefaxes Constitute Valid Documents This Agreement and subsequent modifications may be transmitted by telecopy facsimile machine and such facsimile copy shall be deemed an original if all pages thereof are initialed and the Agreement or modifications are signed by the duly authorized representative of the parties. Such facsimiles shall constitute valid, binding documents and shall be regarded as such upon receipt. The original of the document sent by telefax shall be promptly sent within seventy-two (72) hours overnight courier or first class mail to the receiving party so that accurate files may be maintained. Failure to send timely any original document shall not affect the validity or binding nature of such document.

          (h) Force Majeure Neither party shall be held to be in breach of this Agreement by reason of any failure or delay in its performance hereunder if such failure is due to causes beyond its reasonable control, including but not limited to, acts of the other party, acts of God, delays in transportation, inability beyond its reasonable control to obtain necessary labor or materials, or events such as fires, floods, earthquakes, storms, war, act of public enemy, civil commotions and the like or by any law, rule, regulation, order or other action by any public authority. To the extent failure to perform is caused by such an event, such party shall be excused from performance hereunder so long as such event continues to prevent such performance, and provided the non-performing party takes all reasonable steps to resume full performance.

          (i) Independent Contractor Each party shall act as an independent contractor and shall have no authority to obligate or bind the other in any respect. Neither the employees of Excite nor the employees of CDnow shall represent themselves to be employees of the other.

          (j) Compliance With Laws Each party shall comply with all federal, state and local laws, licensing regulations and rulings of governmental bodies having jurisdiction over its business. Nothing in this Agreement shall be construed to require either party to perform any act in violation of any laws, regulations or rulings.

          (k) Disclaimer of Warranty EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, CDNOW'S SITE AND WEBCRAWLER ARE EACH PROVIDED ON AN AS IS BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY OR INCAPABLE OF EXCLUSION,

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RESTRICTION OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT.

          (l) Limitation of Liability WITH THE EXCEPTION OF INDEMNITY OF THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR INCIDENTAL DAMAGES, WHETHER SUCH ALLEGED DAMAGES ARE ALLEGED IN TORT, CONTRACT OR INDEMNITY, ARISING OUT OF THE USE OR INABILITY TO USE CDNOW'S SITE OR THE PAGES OR WEBCRAWLER, THE FAILURE FOR ANY REASON TO RETURN USERS TO WebCrawler OR THE LOSS OF DATA, EVEN IF CDNOW OR EXCITE IS INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, UNLESS SUCH DAMAGES ARE DUE TO CDNOW'S OR EXCITE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Notwithstanding the FOREGOING, EACH PARTY expressly excludes liability for consequential loss or damage TO THE OTHER including but not limited to loss of profit, business, revenue, goodwill or anticipated savings. IN NO EVENT (OTHER THAN INDEMNITY OF THIRD PARTY CLAIMS or an unauthorized use or disclosure of the other party's confidential information) WILL EITHER PARTIES' LIABILITY TO THE OTHER UNDER ANY THEORY EXCEED THE AMOUNTS ACTUALLY PAID BY CDNOW.

          (m) Liability for Termination In the event of proper termination as set forth herein, the terminating party shall not be liable for reimbursement of damages on account of any loss of prospective profits or on account of expenditures, investments, leases or other commitments relating to the other party's business or good will.

          (n) Expenses Except as otherwise provided for in this Agreement, each party shall be responsible for any and all expenses, charges and fees incurred by it in connection with its duties hereunder, and it shall not be reimbursed for the same by the other party.

          (o) Binding Nature of Agreement This Agreement shall be binding upon the parties hereto and their respective heirs, executors, successors and assigns. Neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any obligation incurred hereunder. Any attempt to do so in contravention of this Paragraph shall be void and of no force and effect.

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IN WITNESS WHEREOF, the parties hereto intending to be legally bound do hereby set their hands as of the day and year first above written.

CDNOW, INC.                               EXCITE, INC.

By:/s/ Jason Olim                         By: /s/ Robert C. Hood
       Jason Olim, President              Robert C. Hood,
                                          Executive Vice President,
                                          Chief Administrative Officer



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                                   EXHIBIT A

                                   KEYWORDS

                          [approximately 20,000 words
                             intentionally omitted]


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                                   EXHIBIT B

Carry-through Bar Specifications as of 4/15/97

Size

Total Carry-through Bar Size: 468(w) x 25(h) pixels as of April 1, 1997 all Carry-through Bar sizes must be 468(w) x 25(h) to comply with the Internet Advertising Bureau's (IAB) banner standards.

Live area for Partner Logo:  360(w) x 24(h) pixels

Color

Bar is black at all times.

Only partner logos/icons can be as many colors as desired with a black background Return to... copy is mandatory and must be set up as white Helvetica Neue Black 10pt type, centered and 5 pixels in from the left-hand side of the first black bar

We recommend all copy to be white

To pick up a template go to http://cdnow.com/cobrand_template

Format

Must be saved in a gif file format

Placement

Carry-through bar is placed on the top and bottom of each CDnow page. Only those people who visit CDnow from your site will see the Carry-through bar

URL/Address

Partners have the option of 1 to 3 links on their Carry-through bar The URLs will be provided by the partner

If more than one link is desired, the bar must consist of multiple gif images that reference previous Carry-through bar specifications. When using multiple gif images keep two pixels between each bar. No image maps are permitted. Please see the following page for more examples of possible banner solutions.

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[graphic depicting carry-through bar sample]

Source Code

CDnow will provide the partner with a from equals (from=) tag. This tag allows us to identify customers coming from the Partners site to CDnow.

Timing

CDnow requires a minimum of five business days from when we receive the Carry-through bar to implement it on our site.


Carry-through Bar Samples

[Graphic depicting carry-through bar samples]



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

                                   EXHIBIT C

                           CONFIDENTIALITY AGREEMENT


THIS CONFIDENTIALITY AGREEMENT is entered into this 22nd day of September, 1997 by and between CDNOW, INC. and EXCITE NETWORK.

1. The purpose of this Agreement is to set forth the terms and conditions for the disclosure of confidential information between the parties.

2. "Confidential Information" means any and all data, documentation and other information, in whatever form disclosed, relating co either of the parties hereto, including but not limited to, sales information, statistical compilations, visitor information, financial statements, financial projections, business plans, listings and contractual obligations and terms thereof, components of intellectual property, unique designs, or other technology and trade secrets disclosed by one party (for the purpose of this Section, the "Disclosing Party") or any affiliate of the Disclosing Party to the other party (for the purpose of this Section, the "Receiving Party") or any affiliate or other person acting on behalf of the Receiving Party. Notwithstanding the foregoing, Confidential Information shall not include any information:

a. that is or becomes readily available in public records or documents, other than is a result of a disclosure by the Receiving Party or any affiliate or other person acting on behalf of the Receiving Party; or

b. which can be shown to have been known by Receiving Party prior to its disclosure by Disclosing Party; or

c. which must be disclosed by Receiving Party under applicable laws or regulations or judicial or administrative proceedings (such requirement to be confirmed by a legal opinion); or

d. that is or becomes available to the Receiving Party on a nonconfidential basis from a source (other than the Disclosing Party or its agents) which is not prohibited from disclosing such information to the Receiving Party by legal, contractual or fiduciary obligation to the Disclosing Party; or

e. is independently developed by the Receiving Party without use of any of the Confidential Information.

3. Receiving Party shall and shall cause its affiliates and any other person acting on its behalf to, (i) hold the Confidential Information in strict confidence, (ii) exercise the highest

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

degree of care in safeguarding the Confidential Information against any and all loss, theft or other inadvertent disclosure, and (iii) take such steps as are necessary to ensure and maintain such confidentiality.

4. Receiving Party shall not, and shall cause its affiliates and any other person acting on its behalf not to use the Confidential Information other than for purposes intended by the parties hereto upon disclosure of the Confidential Information, or disclose, transfer or in any way divulge, directly or indirectly, any of the Confidential Information, under any circumstances or by any means, to any third party without the prior written consent of Disclosing Party. Receiving Party shall not, and shall cause its affiliates and any other person acting on its behalf not to, copy, transmit, reproduce, summarize, quote, or make any commercial use whatsoever of any of the Confidential Information without the prior written consent of Disclosing Party.

5. The Confidential Information shall remain the exclusive property of Disclosing Party, and upon termination of this Agreement, or at any time requested by Disclosing Party, Receiving Party promptly will return to Disclosing Party or destroy all of Disclosing Party's Confidential Information, in whatever form, including without limitation any copies, summaries or compilations made.

6. Receiving Party shall reveal the Confidential Information only to agents, representatives and employees who need to know the Confidential Information for purposes intended by the parties hereto upon execution of this Agreement. The actions or negligence of the Receiving Party's affiliates, employees or agents shall be deemed to be the actions or negligence of Receiving Party with respect to the Confidential Information.

7. The Receiving Party understands that the Disclosing Party has endeavored to include in the Confidential Information those materials which the Disclosing Party believes to be relevant for the purposes intended by the parties hereto upon execution of this Agreement, but the Receiving Party acknowledges that neither the Disclosing Party nor any of its agents, representatives or employees makes any representation or warranty either express or implied as to the accuracy or completeness of the Confidential Information.

8. In the event that the Receiving Party or anyone to whom the Receiving Party transmits the Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the Confidential Information, the Receiving Party will provide the Disclosing Party with prompt notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions with this Agreement. In the event that such protective order or other remedy is not obtained, or that the Disclosing Party waives compliance with the provisions of this Agreement, the Receiving Party will furnish only that portion of the Confidential Information which the Receiving Party is advised by opinion of counsel is legally required and will exercise Receiving Party's best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

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9.   Should Receiving Party breach any of its obligations contained in this
Section, Disclosing Party will be irreparably harmed and entitled to specific performance, including immediate issuance of a temporary restraining order or preliminary injunction enforcing the terms of this Section, and to judgment for damages caused by breach, and to any other remedies provided for by applicable law.

10. The Receiving Party agrees that this Agreement shall not be assigned without the prior written consent from the Disclosing Party, except by merger, reorganization, consolidation, or sale of all or substantially all of such party's assets. Any attempt to do so in contravention of this Paragraph shall be void and of no force and effect. No right or license is granted by the Disclosing Party to the Receiving Party except as expressly set forth in this Agreement. This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing signed by both parties. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, other than conflicting choice-of-law provisions.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound to hereby set their hands and seals as of the day and year first above written.

CDNOW, INC.                                   EXCITE NETWORK



By: /s/ Jason Olim                          By: /s/ Kenneth Wachtel
    -----------------------------               -----------------------------
    Jason Olim, President                       Kenneth Wachtel, Senior VP,
                                                Advertising Sales


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